EXHIBIT  10.10

                   Amendment to Debt Settlement Agreement

THIS DEBT SETTLEMENT AMENDMENT AGREEMENT is dated effective the 30th day of December, 2001.

BETWEEN: LMC CAPITAL CORP., a body corporate, duly incorporated pursuant to the laws of the State of Nevada, and having offices at Suite 2602 - 1111 Beach Ave., Vancouver, BC V6E 1T9

(the "Company")

AND: ETIFF HOLDINGS, INC., a body corporate, duly incorporated pursuant to the laws of the State of Delaware and having its offices at 8025 Excelsior Drive, Suite 200 Madison, Wisconsin 53717

(the "Creditor")

AND: K-TRONIK INT'L CORP., a body corporate, duly incorporated pursuant to the laws of the State of California and having its offices at 290 Vincent Avenue
          3rd Floor, Hackensack NJ 07601

          ("K-Tronik")

AND: EIGER TECHNOLOGIES INC., a body corporate, duly incorporated pursuant to the laws of the Province of British Columbia and having its offices at 330 Bay
          Street, Toronto, Ontario M5H 2S8

         ("Eiger")

D. The COMPANY, K-TRONIK, EIGER and ETIFF (a wholly owned subsidiary of EIGER) agreed, pursuant to a share purchase agreement dated effective November 29, 2001 (the "K-Tronik Agreement"), that the Company and ETIFF are to engage in a reverse acquisition of the Company by ETIFF which results in ETIFF holding a majority of the issued and outstanding shares of LMC and which will also result in the Company holding all of the issued and outstanding shares of K-Tronik.

E. ETIFF was believed to be owed the sum of $4,071,000 by K-Tronik (the "Debt") which sum includes principal and interest accruing to date and pursuant to the K-Tronik Agreement, the Company agreed on Closing to settle the Debt of K-Tronik, which is to be its subsidiary, and to issue to ETIFF, in full and final satisfaction of the Debt, 4,071,000 shares of its common stock (the "Shares"). ETIFF agreed to accept the Shares in full and final satisfaction of the Debt.

F. Subsequent to the closing of the K-Tronik Agreement and the issuance of the Shares, it was discovered that the Debt owing was actually $3,788,172.

G. The parties have agreed to cancel the certificate representing the Shares and issue a certificate representing 3,788,172 common shares (the "New Shares") in full and final settlement of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 paid by the Company to the Creditor, the receipt and sufficiency of which is hereby acknowledged by the Creditor, and subject to the terms and conditions hereinafter set out, the parties hereto have agreed and do hereby agree as follows:

16. Eiger agrees that LMC may cancel the certificate representing the Shares and return these Shares to treasury.

17. LMC agrees to issue to Eiger a stock certificate representing the New Shares and representing 3,788,172 shares of its common stock.

18. The parties hereto agree that the debt settlement agreement dated December 12, 2001 (the "Debt Settlement Agreement") between the parties hereto is amended to reflect that the Debt is $3,788,172 and not $4,071,000 as originally believed.

19. In all other respects, the Debt Settlement Agreement remains in full force and effect.

20. The Creditor acknowledges that the distribution of the New Shares is exempted from the registration and prospectus requirements of the Securities Act of 1933 and accordingly any resale or further distribution of the Shares is subject to the registration requirements of said Act unless an exemption from resale registration can be found. The Creditor acknowledges that the distribution to it of the Shares does not constitute a "public" sale or distribution as contemplated in Section 4(2) of the Securities Act of 1933.

21. The parties hereto agree to execute all further documents and assurances as may be necessary to give effect to the intent expressed herein.

22. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada The courts of the State of Nevada shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the construction, breach or alleged, threatened or anticipated breach of this Agreement and determine all questions as to the validity, existence or enforceability hereof.

23.  All funds referred to in this Agreement are in US funds.

24. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.


LMC CAPITAL CORP.

/s/    Philip Cassis
Philip Cassis, President


K-TRONIK INT'L CORP.

/s/  Robert Kim
Mr. Robert Kim, President and Director


EIGER TECHNOLOGY CORP.

/s/ Gerry Racicot
Mr. Gerry Racicot, President and Director


ETIFF HOLDINGS, INC.

/s/ Keith Attoe
Mr. Keith Attoe, Secretary and Director